    As filed with the Securities and Exchange Commission on August 24, 1999

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------
                    INFORMATION MANAGEMENT ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

                                --------------

             Connecticut                                        06-1289928
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                       Identification Number)

                                --------------

                         One Corporate Drive, Suite 414
                           Shelton, Connecticut 06484
                                 (203) 925-6800
              (Address of Principal Executive Offices) (Zip Code)

   Information Management Associates, Inc. 1998 Employee and Consultant Stock
                                  Option Plan
   Information Management Associates, Inc. 1999 Employee and Consultant Stock
                                  Option Plan
                Information Management Associates, Inc. Amended
                      and Restated 1991 Stock Option Plan
             Information Management Associates, Inc. 1996 Employee
                        and Consultant Stock Option Plan
           Information Management Associates, Inc. 1996 Non-Employee
                          Directors Stock Option Plan
                    Information Management Associates, Inc.
                          Employee Stock Purchase Plan
                            (Full title of the plan)

                                --------------
                            Albert R. Subbloie, Jr.
                     President and Chief Executive Officer
                    Information Management Associates, Inc.
                         One Corporate Drive, Suite 414
                           Shelton, Connecticut 06484
                                 (203) 925-6800
(Name, address and telephone number, including area code, of agent for service)

                                --------------

                                    Copy to:
                           Thomas L. Fairfield, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                       Goodwin Square, 225 Asylum Street
                          Hartford, Connecticut 06103
                       (860) 293-3500  Fax (860) 293-3555

                                --------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
   Title of Each Class of   Amount to   Proposed    Proposed      Amount of
     Securities to be          be       Maximum     Maximum  Registration Fee(1)
         Registered        Registered   Offering   Aggregate
                                         Price      Offering
                                          Per       Price(1)
                                        Share(1)
--------------------------------------------------------------------------------
 Common Stock (no par       1,300,000   $ 7.8125    $ 10,156,250  $ 2,574.98
 value) to be issued upon
 exercise of options
 granted under the
 Information Management
 Associates, Inc. 1998
 Employee and Consultant
 Stock Option Plan and the
 Information Management
 Associates, Inc. 1999
 Employee and Consultant
 Stock Option Plan
================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of the average of the high and low price per share of Information Management Associates, Inc.'s Common Stock on the Nasdaq National Market on August 18, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), Information Management Associates, Inc. (the "Registrant") files this Registration Statement for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-32417) relating to:

          (a) the Information Management Associates, Inc. Amended and Restated 1991 Stock Option Plan;

          (b) the Information Management Associates, Inc.1996 Employee and Consultant Stock Option Plan;

          (c) the Information Associates, Inc. 1996 Non-Employee Directors Stock Option Plan;

          (d) the Information Management Associates, Inc. Employee Stock Purchase Plan;

          (e) the Information Management Associates, Inc. 1998 Employee and Consultant Stock Option Plan; and

          (f) the Information Management Associates, Inc. 1999 Employee and Consultant Stock Option Plan.

     The contents of that Registration Statement, including any future amendments thereto or subsequent filings incorporated therein by reference, are incorporated herein by this reference. The additional securities registered hereby consist of 1,300,000 shares of the Registrant's Common Stock, no par value, which are reserved for issuance to participants under the Information Management Associates, Inc. 1998 Employee and Consultant Stock Option Plan and the Information Management Associates, Inc. 1999 Employee and Consultant Stock Option Plan.

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC")

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) The Company's 10-K/A filed on July 12, 1999;


          (c) The Company's 10-K/A (No. 2) filed on August 31, 1999

          (d) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999 filed May 17, 1999 and August 16, 1999, respectively;

          (e) The description of the Company's Common Stock which is contained in the Form 8-A Registration Statement (No. 001-13211) filed by the Company with the Commission on July 24, 1997, including any amendment or report filed for the purpose of updating such description; and

          (f) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


          The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 8.    Exhibits.

Exhibit
Number
------

5.1      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

10.1 1998 Employee and Consultant Stock Option Plan and form of Stock Option Agreement thereunder

10.2 1999 Employee and Consultant Stock Option Plan and form of Stock Option Agreement thereunder

23.1     Consent of Arthur Andersen LLP, independent accountants

23.2     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
         5.1)

24.1     Power of Attorney (see page II-3)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Shelton, State of Connecticut on August 24, 1999.

                         INFORMATION MANAGEMENT ASSOCIATES, INC.



                         By:    /s/ Albert R. Subbloie, Jr.
                              --------------------------------------------------
                              Albert R. Subbloie, Jr.
                              President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Information Management Associates, Inc. hereby severally constitute and appoint Albert R. Subbloie, Jr. and Gary R. Martino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Information Management Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                  Date

  /s/ Albert R. Subbloie, Jr.    President, Chief Executive   August 24, 1999
-------------------------------     Officer and Director
Albert R. Subbloie, Jr.             (Principal Executive
                                          Officer)

Signature                                  Title                   Date


  /s/ Gary S. Martino             Chairman of the Board of    August 24, 1999
-------------------------------  Directors, Chief Financial
Gary R. Martino                    Officer, Treasurer and
                                    Director (Principal
                                  Financial and Accounting
                                          Officer)


  /s/ Paul J. Schmidt                     Director            August 24, 1999
-------------------------------
Paul J. Schmidt


  /s/ Thomas F. Hill                      Director            August 24, 1999
-------------------------------
Thomas F. Hill


  /s/ Donald P. Miller                    Director            August 24, 1999
-------------------------------
Donald P.  Miller


  /s/ David J. Callard                    Director            August 24, 1999
-------------------------------
David J. Callard

                                 EXHIBIT INDEX

Exhibit No.                   Description                    Sequential Page No.

  5.1        Opinion of LeBoeuf, Lamb, Greene & MacRae,
             L.L.P.

  10.1       1998 Employee and Consultant Stock Option
             Plan and form of Stock Option Agreement
             thereunder

  10.2       1999 Employee and Consultant Stock Option
             Plan and form of Stock Option Agreement
             thereunder

  23.1 Consent of Arthur Andersen LLP, independent accountants

  23.2       Consent of LeBoeuf, Lamb, Greene & MacRae,
             L.L.P. (included in Exhibit 5.1)

  24.1       Power of Attorney (see page II-3)